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                                                                    EXHIBIT 10.2

[WEIRTON STEEL CORPORATION LOGO]                            JOSEPH A. PAOLO, JR.
                                                Manager - Raw Materials & Energy
                                                           Phone: (304) 797-2257
                                                             Fax: (304) 797-2821
                                                   e-mail: joe.paolo@weirton.com


                                            January 31, 2003


Mr. Richard M. Efkeman
United States Steel Corporation
600 Grant Street
Pittsburgh, PA 15219-2800

    RE: AMENDMENT NO. 1 TO THE MOU - COKE SUPPLY AGREEMENT GENERAL TERMS AND CONDITIONS DATED MARCH 1, 2002 ("MOU")

Dear Rick:

United States Steel Corporation ("U.S. Steel") and Weirton Steel Corporation ("Weirton") hereby amend the subject MOU as set forth below, to be effective January 1, 2003.

        1. The entire section of the MOU that is titled "Calendar Year 2003 and 2004" including the three numbered paragraphs that are titled "Base Volume," "Base Volume Price" and "Incremental Volume," are hereby deleted and replaced with the following:

        CALENDAR YEAR 2003
        (1)   Volume
              750,000 natural net tons of screened metallurgical blast furnace coke ("Coke") for the calendar year, +/- 5% (pro rata per calendar quarter), with deliveries to be made throughout the year in installments at as uniform a rate as practicable, unless otherwise mutually agreed.

        (2)   Price

                    REDACTED

        CALENDAR YEAR 2004
        (1)   Volume
              850,000 natural net tons of Coke for the calendar year, +/- 10% (pro rata per calendar quarter), with deliveries to be made throughout the year in installments at as uniform a rate as practicable, unless otherwise mutually agreed.





           WEIRTON STEEL CORPORATION/400 THREE SPRINGS DRIVE/WEIRTON, WEST VIRGINIA 26062-4997 PHONE (304) 797-2000/www.weirton.com

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Mr. Richard M. Efkeman
Re: Amendment No. 1 to MOU
January 31, 2003


        (2)   Price
              The price per net ton for the year, FOB loaded railcar at Clairton Works, for the year 2004 will be based on a Market Price to be determined during October 2003 in the same manner as specified in Articles VI.B. and VI.C. of the expired agreement (as defined in the MOU) which provisions are expressly incorporated herein by this reference, unless otherwise mutually agreed in writing by the parties.


        II.   REDACTED












        III. Except as set forth above, all other terms and conditions in the MOU are and shall remain in fill effect.

Please acknowledge your acceptance of this Amendment No. 1 by signing this letter and returning a copy to me. For the sake of expediency, this amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument, and the counterparts may be signed and then delivered by telefacsimile, with the signed original to promptly follow by first class mail or overnight service.



                                                Very truly yours,




                                                /s/ JOSEPH A. PAOLO, JR.
                                                --------------------------------
                                                Joseph A. Paolo, Jr.
                                                Manager - Raw Materials & Energy



                                       2
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Mr. Richard M. Efkeman
Re: Amendment No. 1 to MOU
January 31, 2003



        ACCEPTED THIS 31 day of January, 2003
                     ----

        UNITED STATES STEEL CORPORATION



        By:   /s/ RICHARD M. EFKEMAN
            --------------------------------------
              Richard M. Efkeman
              Director - Raw Material Planning,
              Procurement, Distribution & Sales














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